                                                                   Exhibit 99.1


                                  Sonomed, Inc.

                              Financial Statements







                                    CONTENTS

Report of Independent Auditors.......................................................................    1

Financial Statements

Balance Sheets as of December 31, 1999 and 1998......................................................    2
Statements of Income for the years ended December 31, 1999, 1998 and 1997............................    3
Statements of Shareholders' Equity for the years ended December 31, 1999, 1998 and 1997.............     4
Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997........................    5
Notes to Financial Statements........................................................................    6

                         Report of Independent Auditors


The Board of Directors and Shareholders
Sonomed, Inc.

We have audited the accompanying balance sheets of Sonomed, Inc. as of December 31, 1999 and 1998, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonomed, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

Melville, New York
March 27, 2000

                                  Sonomed, Inc.

                                 Balance Sheets

                                                                                DECEMBER 31
                                                                         1999                 1998
                                                                         -------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $ 4,250,578        $ 1,708,656
   Investments (Note 2)                                                       --          2,434,369
   Accounts receivable, net of allowance for doubtful accounts
     of $18,145 in 1999 and 1998                                         794,980            632,037
   Inventories (Note 3)                                                  549,007            422,463
   Prepaid expenses and other current assets                               6,951              5,720
                                                                     ------------------------------
Total current assets                                                   5,601,516          5,203,245

Fixed assets (Note 4)                                                     29,324             22,200
Other assets                                                              30,130             18,153
                                                                     ------------------------------
Total assets                                                         $ 5,660,970        $ 5,243,598
                                                                     ------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                  $   125,481        $   178,258
   Accrued expenses and other liabilities                                497,965            334,165
                                                                     ------------------------------
Total current liabilities                                                623,446            512,423

Commitments and contingencies (Notes 6, 7 and 8)

Shareholders' equity (Note 5):
     Common stock, $.01 par value:
     Authorized shares -- 10,000,000
     Issued shares -- 2,944,495 in 1999 and 1998                          29,445             29,445
     Additional paid-in capital                                          746,582            746,582
     Retained earnings                                                 4,761,497          4,455,148
                                                                     ------------------------------
                                                                       5,537,524          5,231,175
     Less treasury stock, at cost (227,495 shares)                      (500,000)          (500,000)
                                                                     ------------------------------
                                                                       5,037,524          4,731,175
                                                                     ------------------------------
Total liabilities and shareholders' equity                           $ 5,660,970        $ 5,243,598
                                                                     ==============================




See accompanying notes.

                                  Sonomed, Inc.

                              Statements of Income

                                                YEAR ENDED DECEMBER 31
                                        1999             1998              1997
                                    -------------------------------------------
Net sales                           $7,169,357       $6,380,181       $5,156,235
Cost of sales                        1,989,436        2,077,727        1,715,346
                                    --------------------------------------------

                                     5,179,921        4,302,454        3,440,889
Expenses:
   Selling                             515,499          530,800          511,128
   General and administrative          748,769          568,268          515,678
   Research and development            211,837          252,447          287,677
                                    -------------------------------------------
                                     1,476,105        1,351,515        1,314,483
                                    -------------------------------------------

Income from operations               3,703,816        2,950,939        2,126,406

Gain on sale of investments             12,080           40,488               --
Interest and other income              145,478          160,795          100,073
                                    -------------------------------------------
                                       157,558          201,283          100,073
                                    -------------------------------------------



Income before income taxes           3,861,374        3,152,222        2,226,479

Income taxes (Note 2)                   22,925           28,882           22,590
                                    -------------------------------------------
Net income                          $3,838,449       $3,123,340       $2,203,889
                                    -------------------------------------------





See accompanying notes.

                                  Sonomed, Inc.

                       Statements of Shareholders' Equity

                                                                    ADDITIONAL                                           TOTAL
                                           COMMON STOCK              PAID-IN      RETAINED           TREASURY       SHAREHOLDERS'
                                       SHARES          AMOUNT        CAPITAL      EARNINGS             STOCK            EQUITY
                                     --------------------------------------------------------------------------------------------
Balance at December 31, 1996         2,944,495    $    29,445    $   746,582    $ 2,523,669        $  (500,000)       $ 2,799,696
   Dividends paid                           --             --             --     (2,037,750)                --         (2,037,750)
   Net income                               --             --             --      2,203,889                 --          2,203,889
                                     --------------------------------------------------------------------------------------------


Balance at December 31, 1997         2,944,495         29,445        746,582      2,689,808           (500,000)         2,965,835
   Dividends paid                           --             --             --     (1,358,000)                --         (1,358,000)
   Net income                               --             --             --      3,123,340                 --          3,123,340
                                     --------------------------------------------------------------------------------------------

Balance at December 31, 1998         2,944,495         29,445        746,582      4,455,148           (500,000)         4,731,175
   Dividends paid                           --             --             --     (3,532,100)                --         (3,532,100)
   Net income                               --             --             --      3,838,449                 --          3,838,449
                                     --------------------------------------------------------------------------------------------

Balance at December 31, 1999         2,944,495    $    29,445    $   746,582    $ 4,761,497        $  (500,000)       $ 5,037,524
                                     ============================================================================================





See accompanying notes.

                                  Sonomed, Inc.

                            Statements of Cash Flows

                                                                                    YEAR ENDED DECEMBER 31
                                                                        1999                 1998                 1997
                                                                 ---------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                              $ 3,838,449      $    3,123,340       $    2,203,889
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Gain on sale of investments                                                                (40,488)                   -
                                                                           (12,080)
     Depreciation and amortization                                                               15,686               15,766
                                                                            22,600
     Provision for losses on accounts receivable                                 -                3,505                6,297
     Changes in operating assets and liabilities:
        Accounts receivable                                               (162,943)             (98,310)              10,230

        Inventories                                                        (126,544)              6,666              (56,968)
        Prepaid expenses and other assets                                   (13,208)             (3,675)                   -

        Accounts payable, accrued expenses and other
          liabilities                                                      111,023              116,017              (86,449)
                                                                      ------------------------------------------------------

Net cash provided by operating activities                                  3,657,297          3,122,741            2,092,765

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                                  (29,724)            (2,321)                   -

Purchases of investments                                                           -         (1,629,292)          (1,998,638)

Proceeds from sales of investments                                         2,446,449          1,234,049              499,660
                                                                      ------------------------------------------------------


Net cash provided by (used in) investing activities                        2,416,725           (397,564)          (1,498,978)

FINANCING ACTIVITIES
Dividends paid                                                            (3,532,100)        (1,358,000)          (2,037,750)
                                                                      ------------------------------------------------------

Net cash used in financing activities                                     (3,532,100)        (1,358,000)          (2,037,750)
                                                                      ------------------------------------------------------


Increase (decrease) in cash and cash equivalents                           2,541,922          1,367,177           (1,443,963)
Cash and cash equivalents at beginning of year                             1,708,656            341,479            1,785,442
                                                                      ------------------------------------------------------


Cash and cash equivalents at end of year                              $    4,250,578     $    1,708,656       $      341,479
                                                                      ======================================================


SUPPLEMENTAL INFORMATION
Interest paid                                                         $          724      $         724       $          664
                                                                      ======================================================


Taxes paid                                                            $       22,925     $       28,882       $       22,590
                                                                      ======================================================


Purchase of property, plant and equipment
   with a note payable                                                $            -     $            -       $       21,875
                                                                      ======================================================



See accompanying notes.

                                  Sonomed, Inc.

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sonomed, Inc. (the "Company") was organized in 1983 to manufacture and service ultrasound diagnostic and surgical devices for the medical profession in both the United States and abroad. Approximately 90% of the Company's revenues are derived from the sale of manufactured goods. Sales to foreign customers accounted for approximately 36%, 41% and 50% of the Company's revenues for the years ended December 31, 1999, 1998 and 1997, respectively. A geographic breakdown of sales for the years ended December 31, 1999, 1998 and 1997 is impractical.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS

The Company accounts for its investments using Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Management determines the proper classifications of investments at the time of purchase and reevaluates such designations as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, which approximates the market. Marketable equity securities are classified as available-for-sale and are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest and other income.

                                  Sonomed, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 1999, the Company did not hold any investments. At December 31, 1998, securities consisted of three U.S. Treasury Notes classified as held-to-maturity and a mutual fund, which is classified as available-for-sale. There was no unrealized gain or loss on available-for-sale securities at December 31, 1998.

CONCENTRATION OF CREDIT RISK

At December 31, 1999, accounts receivable from health care providers and foreign distributors totaled $425,684 and $387,441, respectively. At December 31, 1998, accounts receivable from health care providers and foreign distributors totaled $276,363 and $373,819, respectively. One customer accounted for 13% of sales in 1999. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

FIXED ASSETS

Fixed assets are carried at cost, less depreciation and amortization computed by the straight-line method over the estimated useful lives of the assets.

ADVERTISING EXPENSE

The Company's policy is to expense all advertising costs when incurred. Advertising expense for the year ended December 31, 1999, 1998 and 1997 was approximately $50,000, $43,000 and $40,000, respectively.

                                  Sonomed, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Effective October 1, 1987, the shareholders of the Company elected to be taxed under Subchapter S of the Internal Revenue Code. Under such provisions, income of the Company will be included in the income tax returns of its shareholders. Accordingly, no provision for federal income taxes has been recorded by the Company. The Company has recorded provisions for New York State Subchapter S and other local taxes of $22,925, $28,882 and $22,590 for 1999, 1998 and 1997,
respectively.

REVENUE RECOGNITION

Revenue is recognized upon shipment of product.

3. INVENTORIES

Inventories consist of the following at December 31:

                                          1999              1998
                                          ----------------------
Raw materials                            $373,280       $287,619
Work in process and finished goods        175,727        134,844
                                          ----------------------
                                         $549,007       $422,463
                                         =======================


4. FIXED ASSETS

Property and equipment consists of the following at December 31:

                                                      1999             1998
                                                      ---------------------
Equipment                                            $285,164       $255,440
Leasehold improvements                                  3,000          3,000
                                                     -----------------------
                                                      288,164        258,440
Less accumulated depreciation and amortization
                                                      258,840        236,240
                                                     -----------------------
                                                     $ 29,324       $ 22,200
                                                     =======================

                                  Sonomed, Inc.

5. STOCK PURCHASE PLAN

On July 15, 1984, the shareholders of the Company approved an Incentive Stock Option Plan for Company employees and a Non-qualified Stock Option Plan for Company employees, directors and other individuals providing service to the Company. Pursuant to each plan, 150,000 shares of common stock have been reserved at prices to be determined by the Board of Directors. All options are exercisable at times as determined by the Board of Directors not to exceed five years after the grant date provided the optionee continues his/her relationship with the Company. There were no options granted or exercised in 1999, 1998 and 1997 and no options were outstanding under either plan at December 31, 1999.

At December 31, 1999, 258,000 shares of common stock were reserved for future issuance under these plans.

6. OPERATING LEASE OBLIGATIONS

The Company leases premises under operating leases expiring September 30, 2004. The leases provide for additional rental payments for increases in real estate taxes and certain operating expenses. The accompanying financial statements include rent expense of approximately $133,000, $132,000 and $130,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The minimum rental commitments, under noncancellable operating leases are as follows:

                        Year ending December 31:
                        2000                           $129,000
                        2001                            129,000
                        2002                            129,000
                        2003                            129,000
                        2004                             97,000
                                                       ========
                        Total minimum lease payments   $613,000
                                                       ========

7. COMMITMENTS AND CONTINGENCIES

The Company is a party to litigation which arises in the ordinary course of business. The Company believes that these actions will not have a material adverse effect on the Company's financial position or results of operations.

                                  Sonomed, Inc.

8. PROFIT SHARING PLAN

Effective January 1, 1993, the Company adopted a 401(k) profit sharing plan. Under the terms of the plan, which covers all employees who qualify under certain age and length of service requirements, the Company makes non-elective contributions on behalf of each participant eligible to share in matching contributions for the plan year. The Company's matching contribution is equal to 50% of such participant's voluntary employee contributions, up to a maximum of 10% of each employee's compensation. The Company's contribution for the years ended December 31, 1999, 1998 and 1997 was $48,468, $28,762 and $27,190,
respectively.

9. SUBSEQUENT EVENTS

On January 14, 2000, the Company was acquired by Escalon Medical Corp. ("Escalon"), a Delaware corporation, located in Wayne, Pennsylvania for $12,550,000, including cash of $12,050,000 and a promissory note of $500,000. The promissory note is due 125 days from the closing date. A portion ($1,000,000) of the purchase price was placed in escrow for a period of the later of twenty-four months or until claims, if any, are settled. In addition, Escalon entered into a renewable employment agreement with the former principal shareholder of the Company for a period of three years at an annual salary of $175,000.



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